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                                                                     EXHIBIT 4.1

                        FORM OF PROPOSED DEBT SECURITIES


     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                           ATLANTIC RICHFIELD COMPANY

                            __% DEBENTURE DUE ____             CUSIP ___________

No.                                                                  $

     ATLANTIC RICHFIELD COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns,
the principal sum of $      at the office or agency of the Company in the
Borough of Manhattan, The City of New York, on _____________ in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on _______ and _________ of each year, on said principal sum of said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the _______ or the _________, as the case may be, next preceding the date of this Debenture to which interest on the Debentures has been paid (unless the date hereof is the date to which interest on the Debentures has been paid, in which case from the date of this Debenture), or, if no interest has been paid on the Debentures since the original issue date of this Debenture, from such original issue date, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the _________ day of any _____ or _________ and before the first day of the next succeeding _____ or _______, this Debenture shall bear interest from such _______ or _________; provided, however, that if the Company shall default in the payment of interest due on such _______ or _________, then this Debenture shall bear interest from the next preceding _______ or _________ to which interest on the Debentures has been paid, or, if no interest has been paid on the Debentures since the original issue date of this Debenture, from such original issue date. The interest so payable on any _______ or _________ will, except as provided in the Indenture dated as of [May 15, 1985] [January 1, 1992] (herein called the "Indenture") duly executed and delivered by the Company to [The Chase Manhattan Bank, N.A.]. [The Bank of New York] Trustee (herein called the "Trustee"), be paid to the person in whose name this Debenture is registered at the close of business on the _________ day of the next preceding _____ or _________, whether or not such fifteenth day is a business day, and may, at the option of the Company, be paid by check mailed to the registered address of such person.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

     This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of Indebtedness of the Company (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

     The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase




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or analogous funds (if any), may be subject to different covenants and Events of
Default and may otherwise vary as provided in the Indenture. This Debenture is one of a series of Securities of the Company issued pursuant to the Indenture, designated as the __% Debenture Due ____ (herein called the "Debentures") limited in aggregate principal amount to $_________.

     In case an Event of Default shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount at Stated Maturity of the Securities at the time outstanding of each series affected by such supplemental indenture or indentures, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture as such provisions apply to such Securities or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall without the consent of the Holder of each outstanding Security affected thereby (i) extend the fixed maturity of any Security or reduce the rate or extend the time of payment of interest thereon or reduce the principal thereof or the time during which premium is payable thereon or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that provided in the Securities, or (ii) reduce the percentage in principal amount at Stated Maturity of the outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults under and their consequences provided for in the Indenture. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Debentures may not be redeemed prior to [        ].

     The Debentures are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations, without charge except for any tax or other governmental charge imposed in relation thereto, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

     Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount at Stated Maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company, any Debenture registrar or the Trustee), for the purpose of receiving payment hereof or on account hereof, and for all

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other purposes (subject to the provisions of the first paragraph hereof), and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary.

     No recourse for the payment of the principal of or premium, if any, or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used herein which are defined in the indenture shall have the meanings assigned to them in the indenture.

     IN WITNESS WHEREOF, Atlantic Richfield Company has caused this instrument to be signed, manually or by facsimile, by its chairman of the Board, its President or one of its Vice Presidents and by its Treasurer or one of its Assistant Treasurers, and its corporate seal to be printed engraved or otherwise reproduced hereof by facsimile or otherwise.

                              ATLANTIC RICHFIELD COMPANY

By                                 By
  ----------------------             ------------------------
  Senior Vice President              Chairman of the Board
    and Treasurer


Dated:
       --------------

     This is one of the securities issued under the within-mentioned indenture.

                                   [THE CHASE MANHATTAN BANK, N.A.] as Trustee
                                   [The Bank of New York]


                                   By
                                     -------------------------------
                                     Authorized Officer






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